UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 22, 2003

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	33-98490	06-1437793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2187 Atlantic Street, Stamford, CT                 06902

(Address of principal executive offices)                         (Zip Code)

Registrant’s telephone number, including area code (203) 328-7300

Not Applicable

(Former name or former address, if changed since last report.)

Item  5.    Other Events

On January 22, 2003, Star Gas Partners, L.P., a Delaware limited partnership (the “Partnership”), issued a Press Release to announce a proposed Rule 144A offering of Senior Notes due 2013.

Item  7.    Financial Statements and Exhibits

(c) Exhibits

1.    Press Release dated January 22, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR GAS PARTNERS, L.P.
By: Star Gas LLC (General Partner)

By:    /s/  James Bottiglieri
Name: James Bottiglieri
Title:   Vice President

Date: January 23, 2003